CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1
(File No. 333-72405) of our report dated May 25, 1999, except for Note 10 as to which the date is September 29, 1999, on our audit of the financial statements of R-Tec Technologies, Inc. We also consent to the reference to our firm under the caption "Experts."


                                                /S/JAMES MOORE & CO., P.L.





Gainesville, Florida
November 11, 1999